Exhibit 10.2

AMENDMENT NO. 1 TO STOCKHOLDER PROTECTION RIGHTS AGREEMENT

AMENDMENT NO. 1 TO STOCKHOLDER PROTECTION RIGHTS AGREEMENT (as amended from time to time, this "Agreement"), dated as of March 21, 2014, between GSE Systems, Inc., a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company, a New York banking corporation, as Rights Agent (the "Rights Agent," which term shall include any successor Rights Agent hereunder).

WITNESSETH:

WHEREAS, the Company and the Rights Agent are parties to a Stockholder Protection Rights Agreement, dated as of March 21, 2011;

WHEREAS, the Board of Directors of the Company has authorized an amendment to the Agreement providing for the extension of the Expiration Time until March 21, 2016 (as described herein);

NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:

1.	The term "Expiration Time" shall be amended to read as follows:

"Expiration Time shall mean the earliest of (i) the Exchange Time, (ii) the Redemption Time, (iii) the Close of Business on March 21, 2016, unless, for purposes of this clause (iii), extended by action of the Rights Plan Committee and the Board of Directors of the Company in accordance with Section 5.19 (in which case the applicable time shall be the time to which it has been so extended), and (iv) immediately prior to the effective time of a consolidation, merger or statutory share exchange that does not constitute a Flip-over Transaction or Event."

2.	Terms not otherwise defined herein shall have the meanings ascribed to them in the Stockholder Protection Rights Agreement, dated as of March 21, 2011.

3.	This Agreement may be executed in counterparts and by each party hereto on a separate counterpart, both of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart of this agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

GSE SYSTEMS, INC.

By: /s/ Lawrence M. Gordon
Name: Lawrence M. Gordon
Title: Senior Vice President
and General Counsel

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY, as Rights Agent

By: /s/ Margaret Villani
Name: Margaret Villani
Title: Vice President